UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2025

CONFLUENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40526	47-1824387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 W. Evelyn Avenue Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

(800) 439-3207

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	CFLT	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 7, 2025, Confluent, Inc. (“Confluent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation (“IBM”) and Corvo Merger Sub, Inc., a wholly owned subsidiary of IBM (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Confluent (the “Merger”), with Confluent continuing as the surviving corporation of the Merger and as a wholly owned subsidiary of IBM. The Merger is expected to be completed by the middle of 2026, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement.

A special committee (the “Special Committee”) of independent and disinterested members of Confluent’s board of directors (the “Board”) unanimously adopted resolutions recommending that the Board approve, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and submit to a vote at a meeting of Confluent’s stockholders, and recommend the adoption of, the Merger Agreement. Thereafter, the Board unanimously approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, directed that the Merger Agreement be submitted to a vote at a meeting of the Confluent’s stockholders and resolved to recommend that Confluent's stockholders adopt the Merger Agreement. The Special Committee declared that entry into the Merger Agreement and the consummation of the Merger and other transactions contemplated thereby are advisable, fair to and in the best interest of Confluent and its stockholders. The Board declared that the entry into the Merger Agreement and the consummation of the Merger and other transactions contemplated thereby are advisable, fair to and in the best interest of Confluent and its stockholders. The Merger Agreement does not require Confluent to seek or obtain any “majority of the minority” stockholder approval.

Equity Treatment in the Merger

Class A Common Stock and Class B Common Stock

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Confluent’s Class A common stock (the “Class A Common Stock”) and Class B common stock (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will automatically be canceled and converted into the right to receive $31.00 in cash, without interest (the “Per Share Price”) and subject to applicable withholding taxes.

Equity Awards

At the Effective Time, Confluent’s equity awards will be treated as follows:

●	Each option to purchase shares of Common Stock (each, a “Confluent Option”) (whether vested or unvested) that is outstanding immediately prior to the Effective Time and that has a per share exercise price less than the Per Share Price will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the total number of shares of Common Stock covered by such Confluent Option immediately prior to the Effective Time multiplied by (2) the excess of (A) the Per Share Price over (B) the per share exercise price of such Confluent Option.

●	Each Confluent Option outstanding immediately prior to the Effective Time that has a per share exercise price equal to or greater than the Per Share Price will be canceled for no consideration.

●	Each restricted stock unit covering shares of Common Stock subject to only service-based vesting conditions (each, a “Confluent RSU”) that is (A) held by any person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of Confluent or any of its subsidiaries (whether or not such Confluent RSU is vested or unvested) or (B) outstanding immediately prior to the Effective Time (to the extent that such Confluent RSU is vested and unsettled), in each case, will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the Per Share Price multiplied by (2) the total number of shares of Class A Common Stock covered by such Confluent RSU. The Confluent RSUs contemplated by this bullet are each referred to as a “Cash-Out Confluent RSU.”

●	Each outstanding Confluent RSU that is not a Confluent Cash-Out RSU (each, a “Rollover Confluent RSU”) will be converted into an IBM restricted stock unit (an “IBM RSU”) representing a number of shares of IBM common stock (rounded down to the nearest whole share) determined by multiplying (1) the number of shares of Class A Common Stock subject to such Rollover Confluent RSU immediately prior to the Effective Time by (2) the Exchange Ratio (as defined in the Merger Agreement). Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the Rollover Confluent RSU.

Conditions to Closing of the Merger

Completion of the Merger is subject to customary closing conditions set forth in the Merger Agreement, including:

●	the adoption of the Merger Agreement by Confluent’s stockholders;

●	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtainment, termination, or expiration, as applicable, of any approval or waiting period under the competition or foreign investment laws in certain foreign jurisdictions;

●	the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment or law issued by any court of competent jurisdiction or other governmental entity, in each case, preventing or materially restraining the consummation of the Merger or imposing, individually or in the aggregate, a Burdensome Condition (as defined in the Merger Agreement) (collectively, “Legal Restraint”), and no action or proceeding by a governmental entity before any court or certain other governmental entities of competent jurisdiction seeking to impose a Legal Restraint;

●	the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to applicable materiality qualifiers;

●	the performance by each party of its covenants and agreements set forth in the Merger Agreement in all material respects; and

●	no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to Confluent, the existence or consequences of which are continuing.

No Solicitation of Other Transactions

The Merger Agreement provides that Confluent and its representatives are subject to customary “no-solicitation” restrictions that, among other things, prohibit Confluent and its representatives from (1) soliciting alternative acquisition proposals; (2) providing confidential information to third parties in connection with an alternative acquisition proposal; and (3) engaging in discussions or negotiations with third parties with respect to alternative acquisition proposals.

Notwithstanding the “no-solicitation” restrictions, prior to adoption of the Merger by Confluent’s stockholders, Confluent, generally speaking, is permitted to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined is, or would reasonably be expected to lead to, a superior proposal to acquire Confluent. In certain circumstances, and following compliance with IBM’s “match” rights, Confluent is permitted to terminate the Merger Agreement to enter into a transaction for a superior proposal. In addition, in certain circumstances, the Board may change its recommendation that Confluent’s stockholders adopt the Merger Agreement if it determines in good faith that the failure to do so under the circumstances specified in the Merger Agreement would be inconsistent with the Board’s fiduciary duties under applicable law.

Termination of the Merger Agreement

The Merger Agreement contains certain customary termination rights for Confluent and IBM. Subject to certain limitations, the Merger Agreement may be terminated by either party if:

●	the Effective Time has not occurred on or before December 7, 2026, which may be extended to as late as June 7, 2027 in certain circumstances;

●	there is a final and nonappealable Legal Restraint in effect; or

●	the meeting of Confluent’s stockholders has been held and the Merger Agreement is not adopted by Confluent’s stockholders.

The Merger Agreement may be terminated by Confluent, subject to certain limitations, if:

●	IBM has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of Confluent would not be satisfied and the breach or failure to perform is incapable of being cured or not cured within the requisite period (if applicable); or

●	prior to Merger Agreement being adopted by Confluent’s stockholders, and subject to compliance with the procedures set forth in the Merger Agreement, Confluent has received a superior proposal to acquire Confluent and substantially concurrently with such termination Confluent enters into a definitive agreement for the transaction contemplated by that superior proposal.

The Merger Agreement may be terminated by IBM, subject to certain limitations, if:

●	Confluent has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of IBM would not be satisfied and the breach or failure to perform is incapable of being cured or not cured within the requisite period (if applicable); or

●	prior to the Merger Agreement being adopted by Confluent’s stockholders, the Board has, generally speaking, changed or failed to reaffirm its recommendation that stockholders adopt the Merger Agreement.

Upon termination of the Merger Agreement in certain circumstances, Confluent will be required to pay IBM a termination fee of $453,600,000. Specifically, this termination fee is payable by Confluent to IBM if:

●	Confluent terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal to acquire Confluent;

●	IBM terminates the Merger Agreement, prior to the Merger Agreement being adopted by Confluent’s stockholders, because the Board has, generally speaking, changed or failed to reaffirm its recommendation that stockholders adopt the Merger Agreement; or

●	(1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination, a proposal to acquire at least 50.1 percent of Confluent has been made to Confluent; and (3) within one year of such termination, Confluent enters into a definitive agreement providing for, or consummates, a transaction involving the acquisition of at least 50.1 percent of Confluent by any person or group (other than IBM, Merger Sub or any of their affiliates).

Other Terms

The Merger Agreement provides that each of the parties may specifically enforce the terms and provisions of the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

The Merger Agreement contains customary representations, warranties, covenants and agreements of Confluent, IBM and Merger Sub. The parties have agreed to use their reasonable best efforts to cause the Merger to be consummated, subject to certain exceptions as set forth in the Merger Agreement.

Cautionary Considerations

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

The Merger Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Confluent, IBM, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement:

●	were made by the parties only for purposes of the Merger Agreement and as of specific dates;

●	were made solely for the benefit of the parties to the Merger Agreement;

●	may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement;

●	may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and

●	may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Confluent’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions of those provisions, as characterizations of the actual state of facts or conditions of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Confluent’s public disclosures. Confluent acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read with the other information regarding the Merger Agreement, the Merger, Confluent, IBM, Merger Sub and their respective businesses that will be contained in, or incorporated by reference into, the filings that Confluent makes from time to time with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders of Confluent entered into a voting agreement (the “Voting Agreement”) with IBM, Merger Sub and Confluent. These stockholders represent approximately 62 percent of the voting power of the outstanding shares of Common Stock.

Pursuant to the Voting Agreement, the applicable stockholders have agreed, among other things, to vote their shares of Common Stock (1) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby; and (2) in the manner specified in the Voting Agreement on certain other matters. However, if the Board has changed or failed to reaffirm its recommendation that stockholders adopt the Merger Agreement, then the Voting Agreement only obligates these stockholders to vote an aggregate of 35 percent of the voting power of the outstanding shares of Common Stock in the manner specified in the Voting Agreement. The Voting Agreement also contains customary restrictions on the transfer of shares of Common Stock held by these stockholders, subject to certain exceptions.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 8.01	Other Events.

Press Release

On December 8, 2025, IBM and Confluent issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Offer Letter

In connection with the execution of the Merger Agreement, Edward J. Kreps, Confluent’s Chief Executive Officer, entered into an agreement with IBM that describes the terms of his employment with IBM following, and conditioned upon, the closing of the Merger (the “Offer Letter”).  Under the Offer Letter, Mr. Kreps will be eligible for a retention restricted stock unit award with respect to his service during the 30-month period following the closing of the Merger, payable upon achievement of certain milestones after the closing of the Merger and will be entitled to accelerated vesting of Rollover Confluent RSUs in the event of a termination without cause or resignation for good reason for a period of time following the closing of the Merger.  A more detailed description of the terms of the Offer Letter will be included in the definitive proxy statement.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by IBM pursuant to the Merger Agreement. The Company intends to file a preliminary and definitive proxy statement with the SEC with respect to a special meeting of stockholders to be held in connection with the proposed acquisition. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting. The Proxy Statement will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board, and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including (i) the Form 4s filed by Ms. Narkhede on May 6, 2025, June 4, 2025, June 12, 2025, September 11, 2025, October 31, 2025, November 5, 2025 and December 3, 2025; (ii) the Form 4s filed by Mr. Sivaram on May 22, 2025, June 4, 2025, June 9, 2025, August 22, 2025, September 10, 2025, October 31, 2025, November 24, 2025 and December 3, 2025; (iii) the Form 4s filed by Mr. Kreps on May 19, 2025, May 22, 2025, June 9, 2025, August 18, 2025, August 22, 2025, September 8, 2025, November 17, 2025 and November 24, 2025; (iv) the Form 4 filed by Mr. Chadwick on April 4, 2025 and June 12, 2025; (v) the Form 3 filed by Mr. Ban on May 16, 2025 and the Form 4s filed by Mr. Ban on May 22, 2025, June 24, 2025, August 22, 2025, September 24, 2025 and November 24, 2025; (vi) the Form 4s filed by Mr. Vishria on May 21, 2025, June 9, 2025, June 12, 2025, September 2, 2025 and October 31, 2025; (vii) the Form 4 filed by Mr. Volpi on June 9, 2025; (viii) the Form 4 filed by Ms. Caimi on June 12, 2025; (ix) the Form 4 filed by Mr. Schott on June 12, 2025; and (x) the Form 4 filed by Ms. Henry on June 12, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.confluent.io.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Company’s proposed transaction with IBM. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 7, 2025, by and among International Business Machines Corporation, Corvo Merger Sub, Inc. and Confluent, Inc.

10.1*	Voting Agreement, dated as of December 7, 2025, by and among International Business Machines Corporation, Corvo Merger Sub, Inc., Confluent, Inc. and the persons listed on Schedule A thereto who are signatories to such agreement

99.1	Joint Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Confluent will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Confluent may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFLUENT, INC.

	By:	/s/ Edward Jay Kreps
Dated: December 8, 2025		Edward Jay Kreps
Chief Executive Officer